EXHIBIT 99.1
For Immediate Release

Hasbro Reports Growth in Revenues, Operating Profit,
Net Earnings and EBITDA

Second Quarter 2022
•Net revenues increased 1% to $1.34 billion
◦Revenues up 4% absent an unfavorable $32.7 million impact of foreign exchange
◦Consumer Products segment revenues up 7%; up 9% absent the impact of foreign exchange
◦Wizards of the Coast and Digital Gaming segment revenues up 3%; up 5% absent the impact of foreign exchange
◦Entertainment segment revenues declined 18% driven by the sale of the music business in the beginning of the third quarter 2021; down 16% absent the impact of foreign exchange; and down 4% excluding the Music business

•Operating profit of $219.1 million, or 16.4% of revenues
•Adjusted operating profit up 14% to $241.0 million, or 18.0% of revenues, up 200 basis points

•Net earnings of $142.0 million, or $1.02 per diluted share, up more than 100%
•Adjusted net earnings up 10% to $160.6 million, or $1.15 per diluted share

•EBITDA of $285.4 million
•Adjusted EBITDA up 6% to $308.3 million

•Completed D&D Beyond acquisition and returned $221.4 million to shareholders through dividend and share repurchase
◦Paid $146.3 million for D&D Beyond, a strategic, complementary acquisition that accelerates direct-to-fans capability for Dungeons & Dragons in physical and digital play
◦Paid $97.4 million in dividends to shareholders during the quarter
◦Repurchased $124.0 million of Hasbro common stock

Pawtucket, R.I., July 19, 2022 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the second quarter 2022, including growth in revenues, operating profit, net earnings and EBITDA.

"The Hasbro team delivered strong second quarter results, driving mid-single digit revenue growth absent foreign exchange and 200 basis points of adjusted operating margin expansion," said Chris Cocks, Hasbro chief executive officer. "Wizards of the Coast turned in its biggest quarter ever, led by 15% growth in tabletop gaming and 11% growth in MAGIC: THE GATHERING across platforms. We also significantly enhanced our digital play and direct-to-fan capabilities with the acquisition of D&D Beyond which will serve as an important growth driver for Hasbro's industry leading fantasy gaming portfolio.

"We are making significant progress in our strategic plan review and are identifying and realizing cost savings across the business," continued Cocks. "Our teams are driving focus and scale in gaming, multi-generational brands and direct to consumer. Backed by Hasbro's unmatched portfolio of brands and brand-building capabilities, we have confidence in the strength of our initiatives for the second half and we are positioned to deliver profitable growth and long-term shareholder returns."

"In the first half of the year, we took significant steps to secure inventory to help ensure product availability for upcoming product launches, major entertainment releases and the holiday season," said Deborah Thomas, Hasbro chief financial officer. "Foreign exchange is impacting our top line revenue growth, but our teams are executing well to meet demand and drive profit. We successfully closed an acquisition supporting a key growing brand, returned cash to shareholders through dividends and share repurchases and anticipate higher operating cash generation in the second half of the year as our major new innovations and entertainment-driven initiatives come to market."

Second Quarter 2022 Financial Results

$ Millions, except earnings per share	Q2 2022	Q2 2021	% Change
Net Revenues[1]	$1,339.2	$1,322.2	1%

Operating Profit	$219.1	$76.6	>100%
Adjusted Operating Profit[2]	$241.0	$211.6	14%

Net Earnings	$142.0	$(22.9)	>100%
Net Earnings per Diluted Share	$1.02	$(0.17)	>100%

Adjusted Net Earnings[2]	$160.6	$145.4	10%
Adjusted Net Earnings per Diluted Share[2]	$1.15	$1.05	10%

EBITDA[2]	$285.4	$159.5	79%
Adjusted EBITDA[2]	$308.3	$289.6	6%
1Foreign exchange had a negative $32.7 million impact, or 3%, on second quarter 2022 revenue
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Second Quarter 2022 Major Segment Performance

Q2 2022 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit[1]
	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	Q2 2022	Q2 2021
Consumer Products	$734.2	$689.2	7%	$(6.5)	$17.8	$3.1	$17.8
Wizards of the Coast and Digital Gaming	$419.8	$406.3	3%	$225.6	$192.9	$225.6	$192.9
Entertainment	$185.2	$226.7	-18%	$14.3	$(113.7)	$23.0	$9.9

Q2 2022 Major Segments ($ Millions)	EBITDA		Adjusted EBITDA[1]
	Q2 2022	Q2 2021	Q2 2022	Q2 2021
Consumer Products	$41.8	$46.6	$50.2	$54.7
Wizards of the Coast and Digital Gaming	$225.9	$206.9	$231.0	$210.0
Entertainment	$24.2	$(87.2)	$30.4	$19.5
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

Consumer Products segment revenues increased 7%. Revenue increased 9% excluding a negative $19.1 million impact of foreign exchange, $14.9 million of which was in Europe.
•North America and Latin America posted positive revenue growth, offsetting declines in Europe, which was up slightly absent foreign exchange, and a 3% decline in Asia Pacific, which was up 1% absent foreign exchange.
•The segment's decline in adjusted operating profit primarily reflects higher product and freight costs partially offset by price increases implemented during the second quarter.
•To help ensure higher in-stock levels at retail, during the first half of 2022 inventory was purchased earlier than the traditional time frame. Inventory is of high quality and supply is well positioned to meet demand.
•For the full-year, we expect revenue growth in the segment in the low-single digits, on a constant currency basis. Operating profit margin is expected to be in line to slightly up from last year's 10.1% level.

Wizards of the Coast and Digital Gaming segment revenues increased 3%. Revenues increased 5% excluding a negative $8.2 million impact of foreign exchange.
•Tabletop revenues grew 15% led by MAGIC: THE GATHERING.
•Digital and licensed gaming declined 36% based on release timing and reflecting the difficult comparison with the launch of Dark Alliance and Magic: The Gathering Arena mobile last year.
•Operating profit of $225.6 million was 53.7% of revenue and reflects continued significant investments in Wizards of the Coast brands, as well as higher paper and freight costs. These costs were more than offset by lower launch-related product development, advertising and depreciation costs associated with Dark Alliance released in early third quarter 2021. We continue to invest in digital gaming initiatives and talent to support long-term growth in the segment.
•For the full-year, on a constant currency basis, we expect high single-digit to low double-digit revenue growth with operating profit margin down slightly from 42.5% in full-year 2021 as we continue investing in growing these valuable brands.

Entertainment segment revenue decreased 18%, or a decline of 16% excluding a negative $5.4 million impact of foreign exchange.
•Excluding $33.4 million of revenue from the music business which was sold at the beginning of the third quarter last year, entertainment segment revenue declined 4%.
•Film & TV revenue declined 10%, primarily related to the delivery timing of scripted TV series, including Cruel Summer season 1 delivered in the second quarter 2021. Deliveries of The Rookie Season 4 partially offset this decline, as did growth in film revenues and unscripted TV revenues in the quarter.
◦Third quarter deliveries are expected to include Cruel Summer Season 2, the first delivery of episodes for The Rookie: Feds, and episodes of The Rookie Season 5.
◦TV deliveries of Fear The Walking Dead and Yellowjackets are both expected to be more significant deliveries in fourth quarter 2022 versus third quarter last year.

◦For third quarter 2022, we plan to deliver 32 half-hours of scripted TV versus 28 last third quarter.
◦Third quarter 2021 included film deliveries of Finch and Come From Away direct to streaming services, with the majority of revenue recorded in the quarter. Film deliveries planned for third quarter 2022 are slated for theatrical release, which will result in revenues being recognized over a longer period.
•Family Brands revenue declined $3.3 million from the negative impact of foreign exchange as well as the timing of deliveries and lower YouTube revenues.
◦Second half 2022 deliveries are expected to include Peppa Pig and PJ Masks to SVOD platforms in China as well as deliveries of My Little Pony: Make Your Mark and Power Rangers Dino Fury content to Netflix.
◦Third quarter 2021 included the delivery of the My Little Pony: A New Generation feature film to Netflix. There is no comparable film expected to be delivered in the third quarter 2022.
•Film & TV and Family Brands revenue up 2% year-to-date, respectively.
•Music and Other revenue declined 61% in the quarter following the sale of the music business last year, which was partially offset by revenue growth from the return to live events at Round Room.
•Adjusted operating profit increased more than 100%. Newly acquired titles delivered better profit than the prior year, amortization declined on lower deliveries year-over-year and expenses were down. This was partially offset by the sale of the music business last year.
•Excluding the 2021 results from the music business, for the full-year, on a constant currency basis, we continue to expect underlying revenue growth in the mid-single digits and adjusted operating profit margin to outpace revenue growth and deliver margin expansion.

Second Quarter 2022 Brand Portfolio Performance

Brand Performance ($ Millions)	Net Revenues
	Q2 2022	Q2 2021	% Change
Franchise Brands[1]	$743.9	$677.2	10%
Partner Brands	$219.4	$212.0	3%
Hasbro Gaming[2]	$125.8	$147.1	-14%
Emerging Brands	$92.0	$89.7	3%
TV/Film/Entertainment[3]	$158.1	$196.2	-19%
1Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, second quarter 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $27.3 million.
2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $528.3 million for the second quarter 2022, up 2% versus the second quarter 2021.
3Second quarter 2021 TV/Film/Entertainment includes $33.4 million of music revenue which was sold at the beginning of the third quarter 2021.

Brand Blueprint Leadership
Hasbro is executing significant campaigns around the Brand Blueprint, investing in growth initiatives, refocusing on the highest potential brands and positioning the Company for continued profitable growth. The second half of 2022 features significant new launches for NERF with the NERF Pro GelFire and Elite2.0 Motoblitz and for Gaming, including Wordle: The Party Game and MAGIC: THE GATHERING releases Dominaria United, Unfinity and Universes Beyond: Warhammer 40,000; All new STARTING LINEUP on Hasbro Pulse and across the Fanatics network of online sites, including Fanatics.com and official league stores; Hasbro Selfie Series exclusively on the Hasbro Pulse Mobile App; Hasbro products for Marvel Studios' Black Panther:

Wakanda Forever and the Star WarsTM series Obi-Wan KenobiTM streaming on Disney+; Preschool expansion with PEPPA PIG, PJ MASKS and Marvel's Spidey and His Amazing Friends; as well as significant retail activations including two Amazon Prime Days.

For the second quarter 2022, revenues grew in Franchise Brands, Partner Brands and Emerging Brands. Hasbro Gaming and TV/Film/Entertainment revenues declined in the quarter. Top brand performances included MAGIC: THE GATHERING, PEPPA PIG, PLAY-DOH and MY LITTLE PONY. Hasbro products for the Marvel portfolio were strong performers.

Industry-leading Gaming Portfolio
•Hasbro's total gaming portfolio revenue, including Franchise Brands MAGIC: THE GATHERING and MONOPOLY, grew 2% to $528.3 million.
•MAGIC: THE GATHERING     revenue grew 11%, including double-digit growth in tabletop gaming.
◦For the first time in history, every major set this year has crossed $100 million in sales.
◦Growth was partially offset by a decline in digital versus the launch of Magic: The Gathering Arena mobile last year.
•Strengthened DUNGEONS & DRAGONS with the acquisition of D&D Beyond from Fandom in May.
•Wizards of the Coast posted its highest revenue quarter in history.
•Hasbro Gaming revenues, which exclude Franchise Brand gaming brands, declined 14% year-over-year.
◦Growth in several gaming brands including YAHTZEE, led by digital gaming, and AVALON HILL's HeroQuest did not offset a decline in DUNGEONS & DRAGONS related to the 2021 release of Dark Alliance.
◦New Avalon Hill launches coming in the fall, including Risk: Shadow Forces, Betrayal at House of the Hill Edition 3 and HeroQuest Frozen Horror Quest Pack expansion.

End-to-End Brand Executions
•MY LITTLE PONY
◦Continued double-digit revenue (40%+) and point of sale (65%+) growth.
◦Launched two new animated series
▪My Little Pony: Tell Your Tale - 2D animated, short form series developed for and distributed exclusively on YouTube.
▪My Little Pony: Make Your Mark - 3D animated special on Netflix in May and landed on the platform’s top 5 and top ten lists in 18 countries. Series launching in Fall 2022.
◦All new animated content supported by toy and game introductions well as licensing collaborations in fashion, footwear, new publishing formats and accessories.
◦My Little Pony: A Maretime Bay Adventure from Outright Games released on May 27 on Xbox One, PlayStation 4, Nintendo Switch, PC, and Google Stadia. The release generated over 385 million impressions at launch.
•PEPPA PIG
◦2022 is first full year of Hasbro toy and game lines and as Hasbro Franchise Brand.

◦Q2 Revenue up more than 50% as brand shifted to in-sourced model in the second half 2021.
◦New Peppa Pig content with show-to-shelf toy and game executions and new licensing programs in apparel, educational toys, footwear and more.
•POWER RANGERS
◦Revenue up in the second quarter and first half of 2022.
◦Double-digit point of sale growth in the U.S. and positive global point of sale during second quarter 2022.
◦New episodes of Season 2 of the Power Rangers Dino Fury content coming to Netflix in the second half 2022.
•NERF
◦Significant new innovation launching in 2H 2022 including NERF Pro GelFire and Elite2.0 Motoblitz.
◦Rapidly growing fan business including the recent launch with Bungie, The NERF LMTD Destiny Gjallarhorn Blaster, that went on pre-order on July 7th.
◦Unveiled “MURPH” NERF's first-ever mascot supported by an all new "Unleash the Play in You" marketing campaign.
•Hasbro products for the Marvel portfolio continued driving revenue and point of sale growth including in support of:
◦Marvel Studios' Spider-Man: No Way Home and the animated show Marvel's Spidey and His Amazing Friends.
◦New theatrical entertainment Marvel Studios' Doctor Strange in the Multiverse of Madness and Marvel Studios' Thor: Love and Thunder.

Company Outlook
Hasbro has a plan for continued growth in 2022, including low-single digit revenue growth on a constant currency basis; mid-single digit growth in operating profit to achieve adjusted operating profit margin of 16%; and operating cash flow at the low end of the range of $700 to $800 million.

Dividend and Share Repurchase Plan
During the second quarter, Hasbro paid $97.4 million in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on August 15, 2022 to shareholders of record at the close of business on August 1, 2022.

Given the progress made toward reducing debt, the Company repurchased 1.4 million shares of Hasbro common stock at a total price of $124.0 million during the quarter. $242.6 million remains available in the Company's share repurchase program. The Company remains on track to achieve its target gross debt to adjusted EBITDA of 2.0 to 2.5X in the second half of 2023 or sooner, depending on business performance and other factors.

Conference Call Webcast
Hasbro will webcast its second quarter 2022 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The Company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.
Forward Looking Statement Safe Harbor

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies; the ability to achieve our financial and business goals and objectives; anticipated financial performance or business prospects in our business and our segments in future periods; expectations relating to products, gaming and entertainment to be developed and delivered throughout the year; expectations relating to inventory; our debt to EBITDA targets; expected cash generation; and our liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to execute on our brand blueprint strategy, including focus and scale select business initiatives and brands to drive profitability;
•our ability to successfully grow our digital gaming and consumer direct businesses;
•our ability to build on multi-generational brands;
•our ability to develop and timely distribute engaging storytelling across media to drive brand awareness;
•our ability to navigate through inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including due to consumer preferences, changing inventory and sales policies and practices of our customers and increased emphasis on ecommerce;

•our ability to implement strategies to lessen the impact of any increased shipping costs, shipping delays or changes in required methods of shipping, as well as our ability to take any price increases to offset increased shipping costs, increases in prices of raw materials or other increases in costs of our products;
•risks related to other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to successfully develop and continue to execute plans to mitigate the negative impact of the coronavirus on our business, including, without limitation, negative impacts to our supply chain and costs that have occurred and could continue to occur in countries where we source significant amounts of product;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate,
•the continuing impact of the crisis between Russia and Ukraine on our business, including on receivables;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of products and content we acquire and produce;
•risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;

•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, as well as 2021 losses on the music sale and charges from UK tax reform. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Segment EBITDA represents segment operating profit (loss) plus other income or expense, less depreciation and amortization of intangibles. Adjusted EBITDA also excludes the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	June 26, 2022	June 27, 2021
ASSETS
Cash and Cash Equivalents	$628.2	$1,228.2
Accounts Receivable, Net	870.5	865.9
Inventories	867.5	499.6
Prepaid Expenses and Other Current Assets	719.2	543.2
Assets Held for Sale	—	479.5
Total Current Assets	3,085.4	3,616.4
Property, Plant and Equipment, Net	409.9	466.2
Goodwill	3,483.2	3,420.8
Other Intangible Assets, Net	1,156.9	1,248.3
Other Assets	1,367.6	1,350.5
Total Assets	$9,503.0	$10,102.2

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$98.0	$0.8
Current Portion of Long-Term Debt	137.0	189.6
Accounts Payable and Accrued Liabilities	1,923.2	1,778.9
Liabilities Held for Sale	—	76.3
Total Current Liabilities	2,158.2	2,045.6
Long-Term Debt	3,739.0	4,388.7
Other Liabilities	570.0	753.0
Total Liabilities	6,467.2	7,187.3
Redeemable Noncontrolling Interests	23.0	24.5
Total Shareholders' Equity	3,012.8	2,890.4
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$9,503.0	$10,102.2

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Six Months Ended
	June 26, 2022	% Net Revenues	June 27, 2021	% Net Revenues	June 26, 2022	% Net Revenues	June 27, 2021	% Net Revenues
Net Revenues	$1,339.2	100.0%	$1,322.2	100.0%	$2,502.3	100.0%	$2,437.0	100.0%
Costs and Expenses:
Cost of Sales	411.5	30.7%	345.0	26.1%	744.6	29.8%	634.9	26.1%
Program Cost Amortization	80.7	6.0%	110.7	8.4%	219.2	8.8%	208.2	8.5%
Royalties	110.1	8.2%	111.5	8.4%	200.2	8.0%	220.4	9.0%
Product Development	79.2	5.9%	87.2	6.6%	148.8	5.9%	149.0	6.1%
Advertising	84.2	6.3%	105.4	8.0%	161.8	6.5%	193.3	7.9%
Amortization of Intangibles	27.2	2.0%	29.7	2.2%	54.3	2.2%	62.6	2.6%
Selling, Distribution and Administration	327.2	24.4%	354.3	26.8%	634.3	25.3%	642.9	26.4%
Loss on Assets Held for Sale	—	0.0%	101.8	7.7%	—	0.0%	101.8	4.2%
Operating Profit	219.1	16.4%	76.6	5.8%	339.1	13.6%	223.9	9.2%
Interest Expense	41.7	3.1%	46.1	3.5%	83.3	3.3%	94.0	3.9%
Other Expense (Income), Net	(2.5)	-0.2%	(10.6)	-0.8%	(4.3)	-0.2%	(40.7)	-1.7%
Earnings before Income Taxes	179.9	13.4%	41.1	3.1%	260.1	10.4%	170.6	7.0%
Income Tax Expense	39.4	2.9%	63.0	4.8%	56.7	2.3%	75.0	3.1%
Net Earnings	140.5	10.5%	(21.9)	-1.7%	203.4	8.1%	95.6	3.9%
Net Earnings Attributable to Noncontrolling Interests	(1.5)	-0.1%	1.0	0.1%	0.2	0.0%	2.3	0.1%
Net Earnings Attributable to Hasbro, Inc.	$142.0	10.6%	$(22.9)	-1.7%	$203.2	8.1%	$93.3	3.8%

Per Common Share
Net Earnings
Basic	$1.02		$(0.17)		$1.46		$0.68
Diluted	$1.02		$(0.17)		$1.46		$0.68

Cash Dividends Declared	$0.70		$0.68		$1.40		$1.36

Weighted Average Number of Shares
Basic	139.0		137.8		139.2		137.8
Diluted	139.2		137.8		139.4		138.2

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Six Months Ended
	June 26, 2022	June 27, 2021
Cash Flows from Operating Activities:
Net Earnings	$203.4	$95.6
Other Non-Cash Adjustments	337.3	521.1
Changes in Operating Assets and Liabilities	(392.9)	(39.6)
Net Cash Provided by Operating Activities	147.8	577.1

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(75.8)	(63.1)
Investments and Acquisitions	(146.3)	—
Other	9.5	(3.2)
Net Cash Utilized by Investing Activities	(212.6)	(66.3)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	2.1	114.7
Repayments of Long-Term Debt	(152.5)	(635.0)
Net Proceeds from Short-Term Borrowings	97.2	(6.3)
Purchases of Common Stock	(124.0)	—
Stock-Based Compensation Transactions	74.2	9.4
Dividends Paid	(191.9)	(187.5)
Payments Related to Tax Withholding for Share-Based Compensation	(19.6)	(9.5)
Other	(5.4)	(4.2)
Net Cash Utilized by Financing Activities	(319.9)	(718.4)

Effect of Exchange Rate Changes on Cash	(6.3)	4.3

Net Decrease in Cash Balances Classified as Held for Sale	—	(18.2)

Cash and Cash Equivalents at Beginning of Year	1,019.2	1,449.7

Cash and Cash Equivalents at End of Period	$628.2	$1,228.2

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended June 26, 2022			Quarter Ended June 27, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,339.2	$—	$1,339.2	$1,322.2	$—	$1,322.2	1%
Operating Profit	219.1	21.9	241.0	76.6	135.0	211.6	14%
Operating Margin	16.4%	1.6%	18.0%	5.8%	10.2%	16.0%
EBITDA	285.4	22.9	308.3	159.5	130.1	289.6	6%

Segment Results
Consumer Products:
External Net Revenues (2)	$734.2	$—	$734.2	$689.2	$—	$689.2	7%
Operating Profit	(6.5)	9.6	3.1	17.8	—	17.8	-83%
Operating Margin	-0.9%	1.3%	0.4%	2.6%	—	2.6%
EBITDA	41.8	8.4	50.2	46.6	8.1	54.7	-8%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$419.8	$—	$419.8	$406.3	$—	$406.3	3%
Operating Profit	225.6	—	225.6	192.9	—	192.9	17%
Operating Margin	53.7%	—	53.7%	47.5%	—	47.5%
EBITDA	225.9	5.1	231.0	206.9	3.1	210.0	10%

Entertainment:
External Net Revenues (4)	$185.2	$—	$185.2	$226.7	$—	$226.7	-18%
Operating Profit	14.3	8.7	23.0	(113.7)	123.6	9.9	>100%
Operating Margin	7.7%	4.7%	12.4%	-50.2%	54.5%	4.4%
EBITDA	24.2	6.2	30.4	(87.2)	106.7	19.5	56%

Corporate and Other:
Operating (Loss) Profit	$(14.3)	$3.6	$(10.7)	$(20.4)	$11.4	$(9.0)	-19%
EBITDA	(6.5)	3.2	(3.3)	(6.8)	12.2	5.4	>-100%

	Quarter Ended
	June 26, 2022	June 27, 2021	% Change
(1) Net Revenues by Brand Portfolio
Franchise Brands (i)	$743.9	$677.2	10%
Partner Brands	219.4	212.0	3%
Hasbro Gaming (ii)	125.8	147.1	-14%
Emerging Brands (i)	92.0	89.7	3%
TV/Film/Entertainment	158.1	196.2	-19%
Total	$1,339.2	$1,322.2

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the quarter ended June 27, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands in to Franchise Brands resulting in a change of $27.3.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $528.3 for the quarter ended June 26, 2022, up 1.7% from revenues of $519.4 for the quarter ended June 27, 2021.

	Quarter Ended
	June 26, 2022	June 27, 2021	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$433.3	$391.4	11%
Europe	162.1	176.5	-8%
Asia Pacific	66.6	68.4	-3%
Latin America	72.2	52.9	36%
Total	$734.2	$689.2

	Quarter Ended
	June 26, 2022	June 27, 2021
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$361.8	$315.4	15%
Digital and Licensed Gaming	58.0	90.9	-36%
Total	$419.8	$406.3

	Quarter Ended
	June 26, 2022	June 27, 2021	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$148.2	$164.3	-10%
Family Brands	22.8	26.1	-13%
Music and Other	14.2	36.3	-61%
Total	$185.2	$226.7

Operating Results
	Six Months Ended June 26, 2022			Six Months Ended June 27, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$2,502.3	$—	$2,502.3	$2,437.0	$—	$2,437.0	3%
Operating Profit	339.1	43.7	382.8	223.9	161.8	385.7	-1%
Operating Margin	13.6%	1.7%	15.3%	9.2%	6.6%	15.8%
EBITDA	459.4	41.0	500.4	394.8	146.8	541.6	-8%

Segment Results
Consumer Products:
External Net Revenues (6)	$1,407.0	$—	$1,407.0	$1,343.1	$—	$1,343.1	5%
Operating Profit	2.1	19.9	22.0	50.1	—	50.1	-56%
Operating Margin	0.1%	1.4%	1.6%	3.7%	—	3.7%
EBITDA	83.1	15.9	99.0	106.0	14.6	120.6	-18%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$682.6	$—	$682.6	$648.5	$—	$648.5	5%
Operating Profit	332.0	—	332.0	302.9	—	302.9	10%
Operating Margin	48.6%	—	48.6%	46.7%	—	46.7%
EBITDA	333.5	9.7	343.2	319.2	5.7	324.9	6%

Entertainment:
External Net Revenues (8)	$412.7	$—	$412.7	$445.4	$—	$445.4	-7%
Operating (Loss) Profit	26.5	17.5	44.0	(96.7)	148.5	51.8	-15%
Operating Margin	6.4%	4.2%	10.7%	-21.7%	33.3%	11.6%
EBITDA	50.1	11.7	61.8	(19.0)	110.8	91.8	-33%

Corporate and Other:
Operating (Loss) Profit	$(21.5)	$6.3	$(15.2)	$(32.4)	$13.3	$(19.1)	20%
EBITDA	(7.3)	3.7	(3.6)	(11.4)	15.7	4.3	>-100%

	Six Months Ended
	June 26, 2022	June 27, 2021	% Change
(5) Net Revenues by Brand Portfolio
Franchise Brands (i)	$1,287.0	$1,200.3	7%
Partner Brands	425.9	400.0	6%
Hasbro Gaming (ii)	269.4	283.4	-5%
Emerging Brands (i)	168.4	162.8	3%
TV/Film/Entertainment	351.6	390.5	-10%
Total	$2,502.3	$2,437.0

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the six months ended June 27, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $58.9.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $907.1 for the year ended June 26, 2022, up 2.5% from revenues of $884.7 for the year ended June 27, 2021.

	Six Months Ended
	June 26, 2022	June 27, 2021	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$838.5	$754.1	11%
Europe	338.8	365.0	-7%
Asia Pacific	118.8	133.2	-11%
Latin America	110.9	90.8	22%
Total	$1,407.0	$1,343.1

	Six Months Ended
	June 26, 2022	June 27, 2021
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$554.0	$490.7	13%
Digital and Licensed Gaming	128.6	157.8	-19%
Total	$682.6	$648.5

	Six Months Ended

	June 26, 2022	June 27, 2021	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$338.4	$330.7	2%
Family Brands	46.0	44.9	2%
Music and Other	28.3	69.8	-59%
Total	$412.7	$445.4

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit

	Quarter Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021

Operating Profit (Loss)	$219.1	$76.6	$339.1	$223.9
Consumer Products	(6.5)	17.8	2.1	50.1
Wizards of the Coast and Digital Gaming	225.6	192.9	332.0	302.9
Entertainment	14.3	(113.7)	26.5	(96.7)
Corporate and Other	(14.3)	(20.4)	(21.5)	(32.4)

Non-GAAP Adjustments (1)	$21.9	$135.0	$43.7	$161.8
Consumer Products (ii)	9.6	—	19.9	—
Entertainment (ii)	8.7	123.6	17.5	148.5
Corporate and Other	3.6	11.4	6.3	13.3

Adjusted Operating Profit (Loss)	$241.0	$211.6	$382.8	$385.7
Consumer Products	3.1	17.8	22.0	50.1
Wizards of the Coast and Digital Gaming	225.6	192.9	332.0	302.9
Entertainment	23.0	9.9	44.0	51.8
Corporate and Other	(10.7)	(9.0)	(15.2)	(19.1)

(1) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$3.6	$1.9	$6.3	$3.8
Acquired intangible amortization (ii)	18.3	21.8	37.4	46.7
Loss on assets held for sale and related costs (iii)	—	111.3	—	111.3
Total	$21.9	$135.0	$43.7	$161.8

(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $3.6 ($3.2 after-tax) and $6.3 ($5.6 after-tax) in the quarter and year ended June 26, 2022, respectively, and $1.9 ($1.6 after-tax) and $3.8 ($3.3 after-tax) in the quarter and year ended June 27, 2021, respectively. The expense is included within Selling, Distribution and Administration.

(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. Beginning in 2022, the Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. In 2021, the intangible amortization costs were recorded within the Entertainment segment.
(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. The charge of $111.3 is comprised of a goodwill impairment loss of $101.8 (included within Loss on Assets Held for Sale) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $109.1.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA
	Quarter Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Net Earnings Attributable to Hasbro, Inc.	$142.0	$(22.9)	$203.2	$93.3
Interest Expense	41.7	46.1	83.3	94.0
Income Tax Expense	39.4	63.0	56.7	75.0
Net Earnings Attributable to Noncontrolling Interests	(1.5)	1.0	0.2	2.3
Depreciation	36.6	42.6	61.7	67.6
Amortization of Intangibles	27.2	29.7	54.3	62.6
EBITDA	$285.4	$159.5	$459.4	$394.8
Non-GAAP Adjustments and Stock Compensation (1)	22.9	130.1	41.0	146.8
Adjusted EBITDA	$308.3	$289.6	$500.4	$541.6

(1) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$22.9	$18.8	$41.0	$35.5
Loss on assets held for sale and related costs	—	111.3	—	111.3
Total	$22.9	$130.1	$41.0	$146.8

Adjusted EBITDA by Segment:
Consumer Products	$50.2	$54.7	$99.0	$120.6
Wizards of the Coast and Digital Gaming	231.0	210.0	343.2	324.9
Entertainment	30.4	19.5	61.8	91.8
Corporate and Other	(3.3)	5.4	(3.6)	4.3
Total Adjusted EBITDA	$308.3	$289.6	$500.4	$541.6

Consumer Products:
Operating Profit	$(6.5)	$17.8	$2.1	$50.1
Other (Expense) Income	5.6	1.5	6.4	7.7
Depreciation	25.5	19.5	39.4	32.6
Amortization of Intangibles	17.2	7.8	35.2	15.6
EBITDA	$41.8	$46.6	$83.1	$106.0
Non-GAAP Adjustments and Stock Compensation	8.4	8.1	15.9	14.6
Adjusted EBITDA	$50.2	$54.7	$99.0	$120.6

Wizards of the Coast and Digital Gaming:
Operating Profit	$225.6	$192.9	$332.0	$302.9
Other (Expense) Income	(2.6)	(0.6)	(3.3)	(0.9)
Depreciation	1.9	14.6	3.8	17.2
Amortization of Intangibles	1.0	—	1.0	—
EBITDA	$225.9	$206.9	$333.5	$319.2
Non-GAAP Adjustments and Stock Compensation	5.1	3.1	9.7	5.7
Adjusted EBITDA	$231.0	$210.0	$343.2	$324.9

Entertainment:
Operating Profit	$14.3	$(113.7)	$26.5	$(96.7)
Other (Expense) Income	(1.3)	2.3	0.6	25.6
Depreciation	2.3	2.2	5.1	5.0
Amortization of Intangibles	8.9	22.0	17.9	47.1
EBITDA	$24.2	$(87.2)	$50.1	$(19.0)
Non-GAAP Adjustments and Stock Compensation	6.2	106.7	11.7	110.8
Adjusted EBITDA	$30.4	$19.5	$61.8	$91.8

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	June 26, 2022	Diluted Per Share Amount	June 27, 2021	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$142.0	$1.02	$(22.9)	$(0.17)
Acquisition and Related Costs	3.3	0.02	1.6	0.01
Acquired Intangible Amortization	15.3	0.11	18.2	0.13
Loss on assets held for sale and related costs	—	—	109.1	0.79
UK Tax Reform (1)	—	—	39.4	0.29
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$160.6	$1.15	$145.4	$1.05

	Six Months Ended
(all adjustments reported after-tax)	June 26, 2022	Diluted Per Share Amount	June 27, 2021	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$203.2	$1.46	$93.3	$0.68
Acquisition and Related Costs	5.6	0.04	3.3	0.02
Acquired Intangible Amortization	31.2	0.22	38.7	0.28
Loss on assets held for sale and related costs	—	—	109.1	0.79
UK Tax Reform (1)	—	—	39.4	0.29
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$240.0	$1.72	$283.8	$2.05

(1) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%.